Exhibit 99.1
Carbonite Announces Fiscal First Quarter 2016 Results
Revenue and Bookings Growth Exceeds 40%; Company Increases 2016 Outlook

BOSTON, MA - May 3, 2016 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud backup and disaster recovery solutions for small and midsize businesses (SMBs), today announced financial results for the quarter ended March 31, 2016.
Q1'16 Highlights:

•	Non-GAAP revenue of $48.7 million increased 47% year over year.[1] Revenue of $48.1 million increased 46% year over year.

•	Bookings of $52.3 million increased 42% year over year.[2]

•	SMB bookings grew 124% year over year.

•	Non-GAAP net income (loss) per share was $0.15 compared with ($0.05) year over year.[4] Net loss per share was ($0.17) compared with ($0.23) year over year.
“I am very pleased to report that SMB bookings grew by more than 120% year over year, and for the first time, SMB accounted for more than 50% of total quarterly bookings. SMB demand for cloud backup and disaster recovery solutions continues to grow, driven by the need to protect valuable data against an evolving threat landscape.  With the Carbonite product line-up providing market-leading cloud backup for small businesses, and the EVault product suite providing best-in-class disaster recovery as a service (DRaaS) solutions for mid-size businesses, we are well positioned to capitalize on all of the opportunities ahead,” said Mohamad Ali, President and CEO of Carbonite.
“Our strong performance in the first quarter was driven by bookings of EVault-branded products combined with better than 25% bookings growth of Carbonite-branded SMB products, led by our Carbonite Server Backup solution. Both consumer and SMB retention rates remained at all-time highs and we drove gross margin improvement and improved profitability through disciplined cost management,” said Anthony Folger, CFO of Carbonite.
First Quarter 2016 Results:

•
Revenue for the first quarter was $48.1 million, an increase of 46% from $33.0 million in the first quarter of 2015. Non-GAAP revenue for the first quarter was $48.7 million, an increase of 47% from $33.0 million in the first quarter of 2015.[1]

•	Bookings for the first quarter were $52.3 million, an increase of 42% from $36.9 million in the first quarter of 2015.[2]

•	Gross margin for the first quarter was 69.3%, compared to 69.7% in the first quarter of 2015. Non-GAAP gross margin was 71.9% in the first quarter, compared to 71.1% in the first quarter of 2015.[3]

•
Net loss for the first quarter was ($4.7) million, compared to a net loss of ($6.2) million in the first quarter of 2015. Non-GAAP net income for the first quarter was $4.1 million, compared to non-GAAP net loss of ($1.4) million in the first quarter of 2015.[4]

•
Net loss per share for the first quarter was ($0.17) (basic and diluted), compared to a net loss per share of ($0.23) (basic and diluted) in the first quarter of 2015. Non-GAAP net income per share was $0.15 (basic and diluted) for the first quarter, compared to non-GAAP net loss per share of ($0.05) (basic and diluted) in the first quarter of 2015.[4]

•	Total cash, cash equivalents and marketable securities were $42.0 million as of March 31, 2016, compared to $64.9 million as of December 31, 2015.

•
Cash flow from operations for the first quarter was ($6.8) million, compared to $2.6 million in the first quarter of 2015. Free cash flow for the first quarter was ($0.5) million, compared to $2.6 million in the first quarter of 2015.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for the acquisition of EVault.

[2]
Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

[3]	Non-GAAP gross margin excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[4]
Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense.

[5]
Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below, and reconciliations to the most comparable GAAP measures are provided in the tables at the end of this press release.

Business Outlook

For the second quarter of 2016, non-GAAP revenues are expected to be in the range of $42.5-$47.5 million and non-GAAP net income per share to be in the range of $0.01 - $0.05 (basic and diluted).
For the full year of 2016, non-GAAP revenues are expected to be in the range of $177.5-$192.5 million and non-GAAP net income per share to be in the range of $0.31 - $0.35 (basic and diluted).
Carbonite’s expectations of non-GAAP net income per share for the second quarter and full year of 2016 excludes the impact of purchase accounting adjustments, stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and assumes a 2016 effective tax rate of 0% and weighted average shares outstanding of approximately 27.1 million for the second quarter and full year of 2016.
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Tuesday, May 3, 2016 at 8:30 a.m. ET to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 80071329.
Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through May 3, 2017.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, non-GAAP operating expense and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period. Non-GAAP revenue excludes the impact of purchase accounting adjustments for the acquisition of EVault. Non-GAAP gross margin excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of purchase accounting adjustments, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Non-GAAP operating expense excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, restructuring-related payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite, Inc. (Nasdaq:CARB) provides cloud backup and recovery solutions to secure personal and business data. The Carbonite family of cloud backup software, together with the EVault disaster recovery portfolio, offer a full data protection suite for users that range from individuals to midsize businesses. Learn why more than 1.5 million customers trust Carbonite with their data by visiting Carbonite.com.
Investor Relations Contact:
Emily Walt
Carbonite
617-927-1972
investor.relations@carbonite.com

Media Contact:

Emily Held, PAN Communications (for Carbonite)
617-502-4300
carbonite@pancomm.com

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue	$48,115	$33,026
Cost of revenue	14,755	10,014
Gross profit	33,360	23,012
Operating expenses:
Research and development	8,736	6,929
General and administrative	11,420	7,576
Sales and marketing	16,882	14,381
Restructuring charges	773	119
Total operating expenses	37,811	29,005
Loss from operations	(4,451)	(5,993)
Interest and other (expense) income, net	(150)	(33)
Loss before income taxes	(4,601)	(6,026)
Provision (benefit) for income taxes	95	204
Net loss	$(4,696)	$(6,230)
Net loss per share:
Basic and diluted	$(0.17)	$(0.23)
Weighted-average shares outstanding:
Basic and diluted	27,055,269	27,239,201

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$41,009	$63,936
Marketable securities	1,000	1,000
Trade accounts receivable, net	12,743	3,736
Prepaid expenses and other current assets	10,514	3,188
Restricted cash	135	135
Total current assets	65,401	71,995
Property and equipment, net	26,377	22,083
Other assets	220	167
Acquired intangible assets, net	17,053	8,640
Goodwill	23,620	23,105
Total assets	$132,671	$125,990
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,129	$8,384
Accrued expenses	16,478	11,559
Current portion of deferred revenue	89,824	80,269
Total current liabilities	111,431	100,212
Deferred revenue, net of current portion	20,054	18,434
Other long-term liabilities	5,970	6,271
Total liabilities	137,455	124,917
Stockholders’ equity
Common stock	279	278
Additional paid-in capital	168,047	165,391
Treasury stock, at cost	(8,938)	(5,693)
Accumulated deficit	(165,639)	(160,943)
Accumulated other comprehensive income	1,467	2,040
Total stockholders’ (deficit) equity	(4,784)	1,073
Total liabilities and stockholders’ (deficit) equity	$132,671	$125,990

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(4,696)	$(6,230)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,339	3,354
Loss (gain) on disposal of equipment	432	(33)
Accretion of discount on marketable securities	—	(9)
Stock-based compensation expense	2,343	2,468
Provision for (reduction of) reserves on accounts receivable	759	(20)
Other non-cash items, net	360	107
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(9,711)	(795)
Prepaid expenses and other current assets	(5,408)	(1,065)
Other assets	(40)	218
Accounts payable	(2,523)	1,172
Accrued expenses	3,549	(611)
Other long-term liabilities	(381)	184
Deferred revenue	4,220	3,831
Net cash (used in) provided by operating activities	(6,757)	2,571
Investing activities
Purchases of property and equipment	(1,924)	(3,289)
Proceeds from sale of property and equipment	—	33
Proceeds from maturities of marketable securities and derivatives	—	12,712
Purchases of marketable securities and derivatives	(538)	—
Increase in restricted cash	—	(136)
Payment for acquistion, net of cash acquired	(11,000)	—
Net cash (used in) provided by investing activities	(13,462)	9,320
Financing activities
Proceeds from exercise of stock options	314	1,276
Repurchase of common stock	(3,246)	—
Net cash (used in) provided by financing activities	(2,932)	1,276
Effect of currency exchange rate changes on cash	224	(212)
Net (decrease) increase in cash and cash equivalents	(22,927)	12,955
Cash and cash equivalents, beginning of period	63,936	46,084
Cash and cash equivalents, end of period	$41,009	$59,039

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)
Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended March 31,
	2016	2015
GAAP revenue	$48,115	$33,026
Add:
Fair value adjustment of acquired deferred revenue (1)	563	—
Non-GAAP revenue	$48,678	$33,026
(1) Excludes the impact of purchase accounting adjustments for the acquisition of EVault.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended March 31,
	2016	2015
Gross profit	$33,360	$23,012
Add:
Fair value adjustment of acquired deferred revenue	563	—
Amortization of intangibles	682	316
Stock-based compensation expense	214	167
Acquisition-related expense	182	—
Non-GAAP gross profit	$35,001	$23,495
Non-GAAP gross margin	71.9%	71.1%
Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Three Months Ended March 31,
	2016	2015
Net loss	$(4,696)	$(6,230)
Add:
Fair value adjustment of acquired deferred revenue	563	—
Amortization of intangibles	997	479
Stock-based compensation expense	2,343	2,468
Litigation-related expense	1	88
Restructuring-related expense	768	115
Acquisition-related expense	4,148	356
Hostile takeover-related expense	—	1,297
CEO transition expense	—	54
Non-GAAP net income (loss)	$4,124	$(1,373)
Weighted-average shares outstanding:
Basic and diluted	27,055,269	27,239,201
Non-GAAP net income (loss) per share:
Basic and diluted	$0.15	$(0.05)

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended March 31,
	2016	2015
Research and development	$8,736	$6,929
Less:
Stock-based compensation expense	285	325
Acquisition-related expense	238	—
Non-GAAP research and development	$8,213	$6,604

General and administrative	$11,420	$7,576
Less:
Amortization of intangibles	70	54
Stock-based compensation expense	1,633	1,733
Litigation-related expense	1	88
Acquisition-related expense	3,609	61
Hostile takeover-related expense	—	1,297
CEO transition expense	—	54
Non-GAAP general and administrative	$6,107	$4,289

Sales and marketing	$16,882	$14,381
Less:
Amortization of intangibles	245	109
Stock-based compensation expense	211	243
Acquisition-related expense	119	295
Non-GAAP sales and marketing	$16,307	$13,734

Restructuring charges	$773	$119
Less:
Restructuring-related expense	768	115
Non-GAAP restructuring charges	$5	$4

Calculation of Bookings

	Three Months Ended March 31,
	2016	2015
Revenue	$48,115	$33,026
Add:
Deferred revenue ending balance	109,878	95,007
Impact of foreign exchange	—	241
Less:
Impact of foreign exchange	145	—
Beginning deferred revenue from acquisitions	6,830	—
Deferred revenue beginning balance	98,703	91,424
Change in deferred revenue balance	4,200	3,824
Bookings	$52,315	$36,850

Calculation of Free Cash Flow

	Three Months Ended March 31,
	2016	2015
Net cash (used in) provided by operating activities	$(6,757)	$2,571
Subtract:
Purchases of property and equipment	1,924	3,289
Add:
Payments related to corporate headquarter relocation	—	1,309
Acquisition-related payments	7,056	75
Hostile takeover-related payments	—	1,262
CEO transition payments	—	29
Restructuring-related payments	102	—
Cash portion of lease exit charge	66	622
Litigation-related payments	924	—
Free cash flow	$(533)	$2,579